UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 11, 2009

VISUALANT, INCORPORATED
(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406 Seattle, Washington 98101 (206) 903-1351
(Address of Registrant’s principal executive office and telephone number)

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Officers

Effective November 11, 2009, Bradley E. Sparks resigned as Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Sparks resigned these positions to pursue other business opportunities. Mr. Sparks will continue to serve on the Board of Directors of the Company.

The Board of Directors appointed Ron Erickson, the Company’s Founder and current Chairman, Chief Executive Officer and President, and to assume the interim duties of CFO, Secretary and Treasurer, until a suitable replacement can be found, all effective immediately.   Mr. Erickson also serves on the Board of Directors of the Company.

Mr. Erickson, has been involved with Visualant, and its predecessor, since 2003 as Chairman.  Previously Mr. Erickson was co-founder and CEO of Blue Frog Mobile, Inc. a mobile media and entertainment company from January 2004 to January 2007.  He has served as Chairman of eCharge Corporation, an internet payments company from 1997 to the present.  From 1995 to 1997 he was Chairman and CEO of GlobalTel Resources, Inc. a telecommunications networking company.  From 1992 to 1994 he was Chairman, Interim CEO and Vice Chairman of Egghead Software, Inc, where he was an original investor and Board Member from inception in 1984.   He co-founded MicroRim, Inc., a database software developer in 1991.  Mr. Erickson holds a B.A. from Central Washington University, a M.A. from the University of Wyoming and a J.D. from the University of California, Davis. He is also an attorney licensed to practice in the State of Washington and the District of Columbia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

November 16, 2009	By:	/s/ Ronald P. Erickson (President, CEO)
Ronald P. Erickson, President, CEO